Filed in the Office of	Business Number C21473-2003
Barbara K. Cegavske	Filing Number 20190064283
Secretary State Of Nevada	Filed On 7/18/2019 3:47:00 PM
	Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Resgreen Group International, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The current number of authorized shares of Resgreen Group International, Inc. is 6,000,000,000 shares of common stock at par value .001. The Board of Directors hereby authorize the addition of 6,000,000 shares of preferred stock (non-convertible) at par value .001 with a voting power of 1000 to 1, and have obtained required approval from the stockholders. The number of authorized shares after the change will be 6,000,000,000 shares of common stock at par value .001 and 6,000,000 shares of preferred stock (non-convertible) at par value .001 with a voting power of 1000 to 1.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.8%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

WRITTEN CONSENT OF THE
MAJORITY SHAREHOLDER
OF
RESGREEN GROUP INTERNATIONAL, INC.

The following is a true copy of the resolution duly appointed by the Majority Shareholder owning 50.8% of the issued and outstanding shares of Common Stock of the Corporation at a special meeting with notice to this meeting having been waived by the Majority Shareholder.

RESOLVED, Parashar Patel, the Majority Shareholder hereby authorizes the addition of 6,000,000 shares of Preferred Stock (non-convertible) at $.001 par value with a voting power of 1,000 to 1 common share, effective today's date.

The undersigned Majority Shareholder directs that this consent and Record of Action and any counterparts hereof be hand-delivered to the Secretary of the Corporation at the principal place of business of the Corporation and be filed with the corporate minute book of the Corporation.

DATED the 10th day of July 2019

Parashar Patel, Majority Shareholder (50.8%)

WRITTEN CONSENT WITHOUT A MEETING OF THE BOARD OF DIRECTORS OF RESGREEN GROUP INTERNATIONAL, INC.

The following is a true copy of the resolutions duly appointed by the Board of Directors of the Corporation at a special meeting with notice to this meeting having been waived by the Board of Directors.

Therefore, Parshar Patel, the undersigned sole director of Resgreen Group International, Inc. hereby adopts the following resolutions, effective the 10th day of July 2019.

The Board of Directors hereby authorize the addition of 6,000,000 shares of Preferred Stock (non-convertible) at $.001 par value with a voting power of 1,000 to 1 common share, effective today's date.

The undersigned directs that this consent and Record of Action and any counterparts hereof be hand-delivered to the Secretary of the Corporation at the principal place of business of the Corporation and be filed with the corporate minute book of the Corporation.

DATED the 10th day of July 2019

Parashar Patel, President